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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                        MCNAUGHTON APPAREL GROUP, INC.


                          Pursuant to Section 242 of
                        the General Corporation Law of
                             the State of Delaware
                             ---------------------

     McNaughton Apparel Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST:  The Certificate of Incorporation of the Corporation is hereby
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     amended by deleting Article FIRST of the Certificate of Incorporation in
     its present form and substituting therefor a new Article FIRST in the following form:

               FIRST: The name of the corporation is: "McNaughton Apparel Group Inc." (the "Corporation")."

          SECOND:  The amendment to the Certificate of Incorporation of the
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     Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, (a) the Board of Directors of the Corporation, in lieu of a meeting and vote of Directors, having duly adopted a resolution setting forth such amendment and declaring its advisability by unanimous written consent and (b) in lieu of a meeting and vote of stockholders, the sole holder of all the issued and outstanding capital stock of the Corporation having duly consented in writing to the adoption of such amendment.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 19th day of January, 1999.

                                MCNAUGHTON APPAREL GROUP, INC.

                                By: /s/ Amanda J. Bokman
                                   ----------------------------
                                   Name:  Amanda J. Bokman
                                   Title: Vice President